Exhibit 99.1
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
Consolidated Financial Statements
TrinityCare Senior Living, LLC and Subsidiaries

Report of Independent Registered Public Accounting Firm
To the Board of Directors
University General Health System, Inc.
7501 Fannin Street
Houston, TX 77054
We have audited the accompanying consolidated balance sheets of TrinityCare Senior Living, LLC and Subsidiaries (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, members’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
HJ & Associates, LLC
Salt Lake City, UT
September 13, 2011

TrinityCare Senior Living, LLC and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2010 and 2009

	2010	2009
ASSETS
Cash	$343,674	$310,119
Accounts receivable	27,944	155,892
Prepaid expenses	339,524	238,585

Total Current Assets	711,142	704,596

Property and equipment	17,166,201	17,092,195
Accumulated depreciation	(3,165,490)	(2,590,874)

	14,000,711	14,501,321

Loan costs	193,123	233,716
Accumulated amortization	(15,759)	(13,058)

	177,364	220,658

Project development costs	160,969	151,032
Deposits and reserves	17,334	155,326

Total Assets	$15,067,520	$15,732,933

LIABILITIES
Accounts payable	$418,674	$538,660
Accrued expenses	539,943	525,799
Related party payable	—	140,000
Deferred revenue	373,270	547,091
Line of credit	76,813	76,972
Current portion of long-term debt	6,507,087	6,200,167

Total Current Liabilities	7,915,787	8,028,689

Long-term debt, net of current portion	12,055,780	12,842,244

Total Liabilities	19,971,567	20,870,933

MEMBERS’ DEFICIT
Members’ capital	5,423,237	4,247,309
Accumulated deficit	(9,017,691)	(8,522,489)

Total TrinityCare Senior Living, LLC’s Members’ Deficit	(3,594,454)	(4,275,180)

Noncontrolling interest	(1,309,593)	(862,820)

Total Members’ Deficit	(4,904,047)	(5,138,000)

Total Liabilities and Members’ Deficit	$15,067,520	$15,732,933

The accompanying notes are an integral part of these consolidated financial statements.

TrinityCare Senior Living, LLC and Subsidiaries
Consolidated Statements of Operations

	2010	2009

Revenues:
Resident revenue	$7,030,385	$6,351,122
Other revenue	147,965	133,476

TOTAL REVENUES	7,178,350	6,484,598

Expenses:
Salaries, benefits and other employee costs	3,297,297	3,442,390
General and administrative	2,861,262	2,661,122
Depreciation and amortization	588,032	647,447

TOTAL OPERATING EXPENSES	6,746,591	6,760,959

OPERATING INCOME (LOSS)	431,759	(276,361)

Interest expense	1,162,734	1,230,337

NET LOSS BEFORE NONCONTROLLING INTEREST	(730,975)	(1,506,698)

NONCONTROLLNG INTEREST IN NET LOSS	235,773	586,231

NET LOSS	$(495,202)	$(920,467)

The accompanying notes are an integral part of these consolidated financial statements.

TrinityCare Senior Living, LLC and Subsidiaries
Consolidated Statements of Members’ Deficit

	Members’	Accumulated	Total Member’s	Noncontrolling	Total
	Capital	Deficit	Deficit	Interest	Deficit

Balance at January 1, 2009	$3,972,241	$(7,602,022)	$(3,629,781)	$—	$(3,629,781)

Contributions	275,068	—	275,068	—	275,068

Distributions	—	—	—	(276,589)	(276,589)

Net loss	—	(920,467)	(920,467)	(586,231)	(1,506,698)

Balance, December 31, 2009	4,247,309	(8,522,489)	(4,275,180)	(862,820)	(5,138,000)

Distributions	—	—	—	(211,000)	(211,000)

Forgiveness of debt by related party	1,175,928	—	1,175,928	—	1,175,928

Net Loss		(495,202)	(495,202)	(235,773)	(730,975)

Balance at December 31, 2010	$5,423,237	$(9,017,691)	$(3,594,454)	$(1,309,593)	$(4,904,047)

The accompanying notes are an integral part of these consolidated financial statements.

TrinityCare Senior Living, LLC and Subsidiaries
Consolidated Statements of Cash Flows

	2010	2009

Cash flows from operating activities:
Net loss	$(730,975)	$(1,506,698)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	31,061	—
Depreciation and amortization	585,331	579,004
Loan amortization costs	2,701	78,443
Non cash interest expense	—	25,000
Impairment on deferred loan costs	40,000	—
Net changes in other operating assets and liabilities:
Accounts receivable	96,887	(74,272)
Prepaid expenses	(100,939)	20,332
Deposits and reserves	137,992	115,750
Accounts payable	(119,986)	56,173
Related party payables	—	140,000
Accrued expenses	537,084	(65,578)
Deferred revenue	(173,821)	408,054

Net cash used in operating activities	305,335	(223,792)

Cash flows from investing activities:
Purchase of property and equipment	(60,996)	(139,115)
Project development costs	(9,937)	(141,912)

Net cash used in investing activities	(70,933)	(281,027)

Cash flows from financing activities:
Loan costs	—	(54,032)
Proceeds from issuance of long-term debt	114,062	431,745
Repayments on long-term debt	(283,576)	(269,673)
Proceeds from notes payable to related party	87,103	—
Repayments of notes payable to related party	(34,103)	—
Contributions from members	—	250,068
Distribution to members	(84,333)	(89,334)

Net cash provided by financing activities	(200,847)	268,774

Net increase (decrease) in cash and cash equivalents	33,555	(236,045)

Cash and cash equivalents at beginning of period	310,119	546,164

Cash and cash equivalents at end of period	$343,674	$310,119

Supplemental disclosure of cash flow information:
Interest paid	$1,200,397	$1,330,520
Taxes paid	$—	$—

Supplemental non-cash financing activities
Contributed capital — accounts payable settled by member	$514,010	$—
Contributed capital — notes payable settled by member	$661,918	$—
The accompanying notes are an integral part of these consolidated financial statements.

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2010 and 2009
NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization
TrinityCare Senior Living, LLC (“TCSL”) (“the Company”) is a management company for a consolidated group of senior living facilities in the United States, operating in Texas and Tennessee. Of the three communities that the Company operated at December 31, 2010, TrinityCare Senior Living, LLC was a minority unit holder in each.
Nature of Business
TrinityCare Senior Living partners with churches and developers to develop own and manage quality senior living facilities that enrich the faith of the residents, and provide single structure, state-of-the art independent living, assisted living, memory care and adult day care facilities.
The Company is a rapidly growing business, with three successful facilities in Texas and Tennessee, with expansion into Louisiana and the Southeastern part of the United States. It offers community living services, including meals, housekeeping, laundry, transportation, social, spiritual and recreational activity, and medication assistance, health care monitoring, as well as access to health screenings, such as blood pressure checks; periodic special services, including influenza inoculations; dietary health management programs; and ongoing exercise and fitness classes.
The Company also offers coordination with physician care, ambulation assistance, bathing, dressing, eating, grooming, and personal hygiene services; maintenance services; and special memory care services, such as services for residents with certain forms of dementia or Alzheimer’s disease.
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. The consolidated companies are:

Date of
Company Name	Organization	Purpose of Entity
TrinityCare Senior Living, LLC	July 13, 2005	Management Company
TrinityCare Senior Living of Knoxville, LLC	October 25, 2004	Facility
TrinityCare Senior Living of Pearland, LLC	January 12, 2000	Facility
TC Senior Living of Port Lavaca, LLC	January 24, 2005	Facility
Management believes that there is only one business segment.
Basis of Accounting
The Company’s policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Revenues are recognized in the period in which services are provided and earned. Expenses are recognized in the period in which they are incurred.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Company’s management; however, actual results could differ from those estimates.

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2010 and 2009
NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Financial Instruments
The Company’s balance sheets include the following financial instruments: cash, accounts receivable, accounts payable, accrued expense, mortgages and notes payable. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. The carrying values of the mortgages and notes payable approximates fair value based on borrowing rates currently available to the Company for instruments with similar terms and remaining maturities.
Cash and Cash Equivalents
For purposes of the Consolidated Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The majority of cash is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.
Accounts Receivable
Accounts receivable consist of amounts due for credit issued to resident customers for facility rentals. Revenue for service is recognized when service is performed. An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company’s customer credit worthiness, and current economic trends. Bad debts are charged when a receivable is considered uncollectible. Based on management’s review of accounts receivable, no allowance for doubtful accounts was considered necessary. Receivables are determined to be past due, based on payment terms of original invoices. The Company does not typically charge interest on past due receivables.
Property and Equipment
Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line basis over the estimated useful lives of the assets, which range from five to thirty-one and one half years.
In accordance with Statement of Financial Accounting Standards ASC 360, “Accounting for Impairment or Disposal of Long-Lived Assets,” long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. The Company did not recognize any impairment losses for any periods presented.
Income Taxes
The Company’s financial statements do not include a provision for income taxes because the taxable income of the consolidating companies is included in the income tax returns of the members, as allowed under the Internal Revenue Service (“IRS”) tax treatment of a Limited Liability Company.
The Financial Accounting Standards Board issued new guidance on accounting for uncertainty in income taxes. The Company adopted this new guidance for the year ended December 31, 2010. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2007.
Advertising and Promotions
The Company follows the policy of charging advertising, marketing and promotions to expense as incurred. Advertising expense was $51,164 and $177,180 for the years ended December 31, 2010 and 2009, respectively, the majority of which includes the cost of marketing staff for all of the facilities.

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2010 and 2009
NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Variable Interest Entities
TrinityCare Senior Living, LLC holds a noncontrolling equity interest in ventures established to develop or acquire and own senior living communities. Those ventures are generally limited liability companies. TCSL equity interest in these ventures generally ranges from 15% to 45%.
ASC 810, “Consolidation,” addresses the consolidation of entities to which the usual condition (ownership of a majority voting interest) of consolidation does not apply. This interpretation focuses on controlling financial interests that may be achieved through arrangements that do not involve voting interest. If an enterprise holds a majority of the variable interests of an entity, it would be considered the primary beneficiary. The primary beneficiary is generally required to consolidate assets, liabilities and non-controlling interests.
TrinityCare Senior Living, LLC reviews all of our ventures to determine if they are variable interest entities (“VIEs”). If a venture meets the requirements and is a VIE, TCSL must then determine if it is the primary beneficiary of the VIE. Estimates are required for the computation and probability of estimated cash flows, expected losses and expected residual returns of the VIE to determine if TCSL is the primary beneficiary of the VIE and therefore required to consolidate the venture. The entities included in these consolidated statements have been identified as VIE’s requiring consolidation.
Nature and Classification of the Noncontrolling Interest in the Consolidated Financial Statements
TrinityCare Senior Living, LLC is the controlling interest of the affiliated group. TCSL has a varying ownership investment in each entity, as of December 31, 2010 and 2009, as follows:

	2010	2009
TrinityCare Senior Living of Pearland, LLC	27.7%	27.7%
TrinityCare Senior Living of Knoxville, LLC	15.2%	15.2%
TC Senior Living of Port Lavaca, LLC	44.7%	44.7%
A noncontrolling interest is the portion of the equity in a subsidiary not attributable, directly or indirectly, to a parent. A noncontrolling interest, minority interest, is the ownership held by owners other than the consolidating parent. The noncontrolling interest is reported in the consolidated statement of financial position separately from the parent’s equity. The minority interest in the current year’s income (loss) is segregated from the earnings (loss) attributable to the controlling parent. Minority ownership equity interest in the consolidating subsidiaries is increased by equity contributions and proportionate share of the subsidiaries earnings and is reduced by dividends, distributions and proportionate share of the subsidiaries incurred losses.
Subsequent Events
The Company evaluates subsequent events through the date when financial statements are issued. The Company, which files reports with the SEC, considers its consolidated financial statements issued when they are widely distributed to users, such as upon filing of the financial statements on EDGAR, the SEC’s Electronic Data Gathering, Analysis and Retrieval system.
Recent Accounting Pronouncements
From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the effective dates. Management believes that the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s financial position or results of operations upon adoption.

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2010 and 2009
NOTE 2: PROPERTY AND EQUIPMENT
Property and equipment consist of:

	2010	2009
Machinery & Equipment	$561,160	$511,196
Landscaping	327,390	326,750
Furniture & Fixtures	672,286	645,805
Building	14,314,811	14,311,923
Vehicles	138,339	132,328
Office Equipment	47,216	59,193
Land	1,105,000	1,105,000

Total Property and Equipment	17,166,201	17,092,195
Accumulated Depreciation	(3,165,490)	(2,590,874)

Property and Equipment, net	$14,000,711	$14,501,321

Depreciation of property and equipment was $585,331 and $579,004 for the years ended December 31, 2010 and 2009, respectively.
NOTE 3: DEBT
At December 31, 2010 and 2009, short-term debt consisted of:

		2010	2009
Line of credit payable to bank collateralized by corporate assets payable. Total line is $80,000, $3,187 and $3,028 available as of December 31, 2010 and 2009, respectively
TCSL	(1)	$76,813	$76,972
Current Portion of Long-Term Debt		6,507,087	6,200,167

Total Short-Term Debt		$6,583,900	$6,277,139

At December 31, 2010 and 2009, long-term debt consisted of:

		2010	2009
Mortgage and notes payable to banks collateralized by real estate, due in monthly installments:
Knoxville	(2)	$5,912,916	$6,043,167
Pearland	(3)	6,237,924	6,296,845
Port Lavaca	(4)	5,375,425	5,375,425
TCSL	(5)	46,509	49,264

		17,572,774	17,764,701

Less current portion		(6,307,087)	(6,200,167)

		$11,265,687	$11,564,534

Long-term debt payable to individuals:
Knoxville	(6)	$200,000	$200,000
Port Lavaca	(7)	200,000	200,000
TCSL, payable to member	(8)	485,520	790,461
Other	(9)	104,573	87,429

		990,093	1,277,890

Less current portion		(200,000)	—

		790,093	1,277,890

Total Long-Term Debt		$12,055,780	$12,842,424

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2010 and 2009
NOTE 3: DEBT (CONTINUED)
Notes to debt instruments:

(1)	Line of credit with Wells Fargo Bank bearing interest at Prime plus 7.25%.

(2)	Note payable due to Citizens National Bank of Sevierville bearing interest at 7% and due on June 13, 2013.

(3)	Note payable due to Davis-Penn Mortgage Co. bearing interest at 5.75% and due on June 1, 2043.

(4)	Note payable due to Trustmark National Bank bearing interest at 2.75% above LIBOR and due on March 31, 2010. The Company refinanced the note in 2010 with a due date on May 31, 2011.

(5)	Note payable to Citizens National Bank of Sevierville bearing interest at 6.95% and due on November 7, 2011.

(6)	Notes payable to individuals bearing interest of 10% and due on December 31, 2012.

(7)	Note payable to individual bearing interest of 10% and due on demand.

(8)	Note payable to Member for capital contributions to the Company bearing interest at 6.50%.

(9)	Various notes payable, bearing interest at various rates and due on various dates beginning in 2011.

2010
Long-term debt maturities (excluding line of credit):
2011	$6,507,087
2012	732,139
2013	5,300,595
2014	80,245
2015 thereafter	5,942,801

$18,562,867

Interest expense during the years ended December 31, 2010 and 2009 amounted to $1,162,734 and $1,230,337, respectively.
NOTE 4: COMMITMENTS AND CONTINGENCIES
The Company leases an office space under an operating lease with Donald W. Sapaugh, individually on a fair market basis. This lease requires monthly payments of $4,000, with no maturity date, and is cancelable by Donald W. Sapaugh at any time. The Company is required to pay all costs such as property taxes, maintenance, and insurance on the property under lease. The building is approximately 2,200 square feet of office space, and over 500 square feet of storage, for a total cost of $1.48 per square foot per month.
Rent expense was $48,000 and $48,000 for December 31, 2010 and 2009, respectively.
From time to time the Company may be a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material adverse effect on the Company’s financial position or results of operations.
NOTE 5: RELATED PARTY TRANSACTIONS
As more fully set out in Note 3 to these financial statements, the Company is indebted to some of our officers and directors. See Note 3 item (8) for further details.
Additionally, the Company leases an office space under an operating lease with Donald W. Sapaugh, the Company’s President, individually on a fair market basis. See Note 4 for further details.
The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

TrinityCare Senior Living, LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2010 and 2009
NOTE 5: SUBSEQUENT EVENTS
On June 28, 2011, the Company entered into an agreement to sell the business assets of TrinityCare Senior Living of Pearland, LLC, TrinityCare Senior Living of Knoxville, LLC, TC Senior Living of Port Lavaca, LLC, and 51% of the ownership of TrinityCare Senior Living LLC to University General Health System, Inc. (“UGHS”) for a total purchase consideration of $16.5 million. The sale was closed June 30, 20011 and purchase price consisted of $1.4 million in cash, approximately $2.8 million in seller subordinated promissory notes payable over two years, and the remainder through the issuance of stock valued at approximately $12.3 million.
Management of the Company has evaluated subsequent events through September 13, 2011, which is the date these financial statements were available for issuance and concluded that no subsequent events had occurred that will require negotiation in the financial statements or disclosures in the notes to the financial statement other than the acquisition by UGHS discussed above.